Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260337 on Form S-1 of our report dated March 9, 2022, relating to the financial statements of KinderCare Learning Companies, Inc. (Formerly KC Holdco, LLC). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche

Portland, Oregon

March 9, 2022